Exhibit 10.2
Form of Subscription Agreement
BMP Sunstone Corporation
600 W. Germantown Pike
Suite 400
Plymouth Meeting, Pennsylvania 19462
Ladies and Gentlemen:
The undersigned (the “Investor”) hereby confirms and agrees with you as follows:
1.	The subscription terms set forth herein (this “Subscription”) are made as of the date set forth below between BMP Sunstone Corporation, a Delaware corporation (the “Company”), and the Investor.

2.	As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor such principal amount of 12.5% Subordinated Convertible Notes due July 1, 2011 (the “Notes”) of the Company as is set forth on the signature page hereto (the “Signature Page”). The Investor acknowledges that the offering is not a firm commitment underwriting and that the Closing will not occur unless the Company has received Subscriptions for Notes with an aggregate principal amount for all such Notes of at least $6,000,000.

3.	The completion of the purchase and sale of the Notes shall occur at a closing (the “Closing”) which, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is expected to occur on or about March 16, 2009. At the Closing, subject to the requirements in paragraph 3(c) below, the Company shall cause The Bank of New York Mellon, the trustee under the Company’s subordinated indenture (the “Trustee”), to release to the Investor the principal amount of Notes being purchased by the Investor and the aggregate purchase price for the Notes being purchased by the Investor will be delivered by the Escrow Agent to the Company.
(a)	Delivery of Funds. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Notes being purchased by the Investor to the following account (the “Escrow Account”) designated by the Company and the Placement Agent pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of October 9, 2008, as amended on March 12, 2009, by and among the Company, the Placement Agent and the Escrow Agent”:
The Bank of New York
ABA #021-000-018
Beneficiary: GLA-111/565
Cust A/C #208878
Acct Name: BMP SUNSTONE SUBSCRIPTION ESC
ATTN: Odell Romeo/Sharon Chut-Khan
Such funds shall be held in an escrow account until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agent, of the Company closing conditions set forth in the Placement Agreement (as defined below). The Placement Agent shall have no rights in or to any of the escrowed funds, unless the Placement Agent and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fee (as defined below). The Company and the Investor agree to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent.
(b)	Delivery of Notes. At least one (1) business day prior to the Closing, the Company shall cause the Trustee to deliver the Notes (the “Certificates”) issued in the name of the Investor or its nominee. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3(a) above, the Company shall direct the Trustee to deliver the Notes to the Investor or its nominee.

(c)	Registered Investment Companies. If the Investor is a registered investment company and is not settling its purchase of Notes pursuant to Section 3(a) and (b) above, on or before the Closing Date, the Company shall cause the Trustee to deliver the Notes purchased by such Investor to the account and/or at the address designated by such Investor, and upon receipt by such Investor of such Notes, such Investor shall wire, in immediately available funds, the Purchase Amount for such Notes to an account designated by the Company.
4.	The offering and sale of the Notes are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below). The Investor acknowledges that the Company intends to enter into subscriptions, which the Company represents will be in substantially the same form as this Subscription, with certain other investors and intends to offer and sell (the “Offering”) Notes with an aggregate offering price of up to $8,000,000 pursuant to the Registration Statement and Prospectus. The Company may accept or reject this Subscription or any one or more other subscriptions with other investors in its sole discretion.

5.	The Company has filed or shall file with the Securities and Exchange Commission (the “Commission”) a prospectus (the “Base Prospectus”) and a final prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) with respect to the registration statement (File No. 333-156958) reflecting the Offering, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (the “Rules and Regulations”), and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration Statement”), in conformity with the Securities Act of 1933, as amended (the “Securities Act”), including Rule 424(b) thereunder. The Investor hereby confirms that it has had full access to the term sheet summarizing the terms and conditions of the offering (including this form of Subscription) (the “Free Writing Prospectus”), the Base Prospectus and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials.

6.	The Company has entered into a Placement Agency Agreement (the “Placement Agreement”), dated March 13, 2009 with Philadelphia Brokerage Corporation (the “Placement Agent”), which will act as the Company’s Placement Agent with respect to the Offering and receive a fee (the “Placement Fee”) in connection with the sale of the Notes. The Placement Agreement contains the representations and warranties of the Company set forth in Exhibit I hereto. The Company acknowledges and agrees that the Investor may rely on the representations and warranties made by it to the Placement Agent in Section 2 of the Placement Agreement to the same extent as if such representations and warranties had been incorporated in full herein and made directly to the Investor. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Placement Agreement.

7.	The obligations of the Company and the Investor to complete the transactions contemplated by this Subscription shall be subject to the following:
(a)	The Company’s obligation to issue and sell the Notes to the Investor shall be subject to: (i) the acceptance by the Company of this Subscription (as may be indicated by the Company’s execution of the Signature Page hereto), (ii) the receipt by the Company of the purchase price for the Notes being purchased hereunder as set forth on the Signature Page and (iii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)	The Investor’s obligation to purchase the Notes will be subject (i) the Placement Agent not having terminated the Placement Agreement pursuant to the terms thereof, (ii) the representations and warranties set forth in Exhibit I hereto being true and correct and (iii) the conditions to closing in the Placement Agreement having been satisfied or waived.
8.	The Company hereby makes the following representations, warranties and covenants to the Investor:
(a)	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription and otherwise to carry out its obligations hereunder. The execution and delivery of this Subscription by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company. This Subscription has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(b)	The Company shall make such filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by law or the rules and regulations of any self-regulatory organization which the Company or its securities are subject.

(c)	The Company shall reimburse the Investor an amount equal to $15,000 for costs incurred in the Investor’s supplemental and follow-up due diligence efforts related to the purchase of the Notes. Further, the Company shall reimburse the Investor for the first $15,000 of those legal fees incurred by the Investor solely related to the purchase of the Notes.
9.	The Investor hereby makes the following representations, warranties and covenants to the Company:
(a)	The Investor represents that (i) it has had full access to the Base Prospectus and the Issuer Free Writing Prospectus, as well as the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Subscription, (ii) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Notes, and (iii) it does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Notes.

(b)	The Investor has the requisite power and authority to enter into this Subscription and to consummate the transactions contemplated hereby. The execution and delivery of this Subscription by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This Subscription has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)	The Investor understands that nothing in this Subscription or any other materials presented to the Investor in connection with the purchase and sale of the Notes constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Notes.

(d)	Neither the Investor nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, engaged in any transactions in the securities of the Company (including without limitation, any Short Sales involving the Company’s securities) since the earlier to occur of (i) the time that the Investor was first contacted by the Placement Agent or the Company with respect to the transactions contemplated hereby and (ii) the date that is the tenth (10th) trading day prior to the date the Investor executes this Subscription. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company (including without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Subscription are publicly disclosed.
(e)	The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not, and it has no direct or indirect affiliation or association with, any FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the date the Investor executes this Subscription, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

(f)	The Investor, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Notes or has in its possession or distributes any offering material, in all cases at its own expense.
10.	Notwithstanding any investigation made by any party to this Subscription, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription, the delivery to the Investor of the Notes being purchased and the payment therefor.

11.	This Subscription may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor and acknowledged by the Placement Agent.

12.	In case any provision contained in this Subscription should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

13.	This Subscription will be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14.	This Subscription may be executed in one or more counterparts (delivery of which may be by facsimile or as “pdf” or similar attachments to an electronic transmission), each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

15.	The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Subscription shall constitute written confirmation of the Company’s sale of Notes to such Investor.

16.	In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Subscription shall terminate without any further action on the part of the parties hereto.

INVESTOR SIGNATURE PAGE
Subscription for Principal Amount of
12.5% Subordinated Convertible Notes due July 1, 2011: $
Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.
Dated as of: March ___, 2009
INVESTOR

By:

Print Name:

Title:

Name in which Notes are to be registered:

Mailing Address:

Taxpayer Identification Number:

Manner of Settlement: As described in Section 3 of this Subscription
Agreed and Accepted this                      day of March 2009:
BMP SUNSTONE CORPORATION

By:

Title:

Acknowledged this                      day of March 2009:
PHILADELPHIA BROKERAGE CORPORATION

By:

Title:

The sale of the Notes purchased hereunder was made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.

Exhibit I to Subscription Agreement
[Representations and Warranties of Company from Placement Agency Agreement]
Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Placement Agency Agreement, dated as of March 13, 2009, between the Company and the Placement Agent.
(a)	Filing and Effectiveness of Registration Statement. The Company has filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Securities Act Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (No. 333-156958), relating to the Notes and the offering thereof from time to time in accordance with Rule 415(a)(1)(x) of the Securities Act Rules and Regulations, and such amendments thereof as may have been required to date.

(b)	Registration Statement and Prospectus; Certain Defined Terms. The Company meets the requirements for use of Form S-3 under the Securities Act and has complied with the requirements of Rule 415 with respect to the Registration Statement (as hereafter defined). The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. New York City time on the date of determination of the public offering price for the Notes. No stop order preventing or suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the Offering have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with. As used in this paragraph and elsewhere in this Agreement:
(i)	“Registration Statement” means the registration statement, as amended at the time of such registration statement’s effectiveness (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information in the corresponding Base Prospectus or a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430B (“Rule 430B”) or Rule 430C (“Rule 430C”) under the Securities Act to be a part thereof at the Effective Time. If the Company has filed an abbreviated registration statement to register additional Notes pursuant to Rule 462(b) under the Securities Act Rules and Regulations (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall also be deemed to include such Rule 462(b) Registration Statement.

(ii)	“Base Prospectus” means the Base Prospectus included in the Registration Statement at the Effective Time.

(iii)	“Final Prospectus Supplement” means the final prospectus supplement, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) for use in connection with the offering and sale of the Notes that discloses the public offering price and other final terms of the Notes.

(iv)	“Prospectus” means the Final Prospectus Supplement together with the Base Prospectus attached to or used with the Final Prospectus Supplement.

(v)	“Time of Sale” with respect to any Investor, means the time of receipt and acceptance (evidenced by execution by the Company) of an executed Subscription Agreement (as defined below) from such Investor.

(vi)	“General Disclosure Package” means the Base Prospectus, each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule II hereto and the pricing and other information as set forth on Exhibit C hereto (the “Pricing Information”), all considered together.
(c)	Compliance with Securities Act Requirements. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Time of Sale and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Notes (the “Prospectus Delivery Period”), will comply, in all material respects, with the requirements of the Securities Act and the Securities Act Rules and Regulations; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, that the Company makes no representations or warranty in this paragraph with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 8).

(d)	Contents of Prospectus. Each of the General Disclosure Package, if any, and the Prospectus will comply, as of the date that it is filed with the Commission, the date of its delivery to Investors, the Time of Sale and at all times during the Prospectus Delivery Period, in all material respects, with the requirements of the Securities Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the General Disclosure Package, if any, and the date the Prospectus is filed with the Commission and ends at the later of the Time of Sale and the end of the Prospectus Delivery Period did or will any General Disclosure Package or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to the Placement Agent’s Information.

(e)	Incorporated Documents. Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)	General Disclosure Package. The General Disclosure Package as of the Time of Sale did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to the Placement Agent’s Information. No statement of material fact included in the Prospectus has been omitted from the General Disclosure Package and no statement of material fact included in the General Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(g)	Distributed Materials; Conflict with Registration Statement. Other than the Base Prospectus, any Preliminary Prospectus and the Prospectus, the Company has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes (each such communication by the Company or its agents and the Placement Agent (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto and other written communications approved in advance by the Placement Agent. Each such Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Securities Act Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act Rules and Regulations. Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the offering and sale of the Notes did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(h)	Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) under the Securities Act.

(i)	Due Incorporation. The Company has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of organization, with the corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing or have such power or authority (i) would not have, individually or in the aggregate, a material adverse effect upon, the general affairs, business, operations, properties, financial condition or results of operations of the Company and its Subsidiaries (as defined below), taken as a whole, or (ii) impair in any material respect the power or ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement and the Subscription Agreements, including the issuance and sale of the Notes (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).
(j)	Subsidiaries. The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) other than as set forth on Schedule I hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of organization, with the corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement, the Prospectus and the General Disclosure Package. All of the issued and outstanding capital stock (or similar equity interests) of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and, except as described in the General Disclosure Package, is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects.

(k)	Due Authorization and Enforceability. The Company has the full right, power and authority to enter into this Agreement, each of the Subscription Agreements and the Escrow Agreement, and to perform and discharge its obligations hereunder and thereunder; and each of this Agreement, the Escrow Agreement and each Subscription Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(l)	The Notes. The issuance of the Notes has been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Subscription Agreements, the Notes will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. The Notes will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.

(m)	Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock of which 41,364,534 shares are issued and outstanding, 3,184,183 shares are reserved for issuance upon exercise of stock options outstanding under the Company’s employee and director stock option plans, 1,429,589 shares are reserved for grants of rights to purchase under the Company’s stock option plans, and 1,792,693 shares are reserved for issuance under warrants; and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of common stock” (and any similar sections or information, if any, contained in the General Disclosure Package). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of capital stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Prospectus and the General Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus and the General Disclosure Package, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. All shares of Common Stock which may be issued upon the conversion of the Notes (the “Conversion Shares”), upon issuance in accordance with the terms of the Notes, will be duly authorized, validly issued, fully paid and non-assessable. The Company has taken and shall continue to take all such actions as may be required to ensure that the Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Notes into Conversion Shares.
(n)	No Conflict. The execution, delivery and performance by the Company of this Agreement, the Subscription Agreements and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale by the Company of the Notes, will not (i) conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instrument, as applicable) of the Company or any Subsidiary, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or any of their properties or assets, except, in the case of each of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)	No Consents Required. No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the execution, delivery and performance of this Agreement, the Subscription Agreements and the Escrow Agreement by the Company, the issuance and sale of the Notes or the consummation by the Company of the transactions contemplated hereby or thereby other than (i) as may be required under the Securities Act or the Exchange Act, (ii) any necessary qualification of the Notes under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Placement Agent, (iii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or (iv) The Nasdaq Global Market in connection with the distribution of the Notes by the Placement Agent.
(p)	Registration Rights. Except as described in the due diligence materials provided by the Company to the Placement Agent or as otherwise described in the Registration Statement, the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company to register any securities with the Commission.

(q)	[Intentionally Omitted].

(r)	Independent Accountants. Grant Thornton, Hong Kong, whose reports on the audited consolidated financial statements of the Company and the Subsidiaries are incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, are independent public accountants with respect to the Company as required by the Securities Act, and the applicable published Securities Act Rules and Regulations thereunder and Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”).

(s)	Commission Reports. Since December 31, 2006, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “Exchange Act Filings”). As of their respective dates, the Exchange Act Filings complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the Securities Act Rules and Regulations or rules and regulations of the Commission promulgated under the Exchange Act (the “Exchange Act Rules and Regulations”), as the case may be, applicable to the Exchange Act Filings.

(t)	Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of the Company and the Subsidiaries, taken as a whole, as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and the Subsidiaries, taken as a whole, for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package.

(u)	Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, (i) there has not been any change in the capital stock of the Company (except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof) or long-term debt of the Company or any of its Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) there has not been any material adverse change or development that would result in a Material Adverse Effect; and (iii) neither the Company nor any of its Subsidiaries have entered or will enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole.

(v)	Legal Proceedings. There are no legal or governmental actions, suits, claims or proceedings pending to which the Company or any Subsidiary is or would be a party or of which any of their respective properties is or would be subject at law or in equity, which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company or any Subsidiary, would reasonably be likely to result in a Material Adverse Effect. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(w)	No Violation. Neither the Company nor any Subsidiary is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its charter or bylaws (or analogous governing instrument, as applicable) or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiaries or any of their respective properties, as applicable, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

(x)	Permits. The Company and each Subsidiary has made all filings, applications and submissions required by, and owns or possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the General Disclosure Package (collectively, “Permits”), except for such Permits which the failure to obtain would not have a Material Adverse Effect (the “Immaterial Permits”), and is in compliance with the terms and conditions of all such Permits other than the Immaterial Permits (the “Required Permits”) except for such failure to comply that would not have a

Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any proceedings relating to revocation or modification of, any such Required Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(y)	Not an Investment Company. Neither the Company nor any Subsidiary is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary will an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

(z)	No Price Stabilization. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(aa)	Good Title to Property. The Company and each Subsidiary has good and valid title to all property (whether real or personal) described in the General Disclosure Package as being owned by each of them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (collectively, “Liens”), except such as are described in the Prospectus and the General Disclosure Package or those that would not have a Material Adverse Effect. All of the property described in the General Disclosure Package as being held under lease by the Company or any Subsidiary is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that would not have a Material Adverse Effect or do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.

(bb)	Intellectual Property Rights. Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and the Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectus except where the failure to own or possess the right to use would not have a Material Adverse Effect, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing except for those that would not have a Material Adverse Effect. The Intellectual Property licenses described in the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company and each Subsidiary has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual

Property license described in the General Disclosure Package and the Prospectus except for such breaches or asserted or threatened claims of breach that would not have a Material Adverse Effect, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. To the knowledge of the Company, the Company’s and each Subsidiary’s businesses as now conducted and as proposed to be conducted as set forth in the Registration Statement, the Prospectus and the General Disclosure Package do not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. The Company has not received written notice of any material claim against the Company or any Subsidiary alleging the infringement by the Company or any of its Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and each Subsidiary has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of Subsidiary’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. The Company and each Subsidiary has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company and the Subsidiaries (the “Company Patent Applications”). To the knowledge of the Company, the Company and each Subsidiary has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority. The Company is not aware of any information not called to the attention of the PTO or similar foreign authority that would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information that would preclude the Company, or as applicable, any Subsidiary, from having clear title to the Company Patent Applications.
(cc)	No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(dd)	Taxes. The Company and each Subsidiary (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided.

(ee)	ERISA. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirements under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any Subsidiary, which could, singularly or in the aggregate, have a Material Adverse Effect.
(ff)	Compliance with Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of the environment which are applicable to their businesses (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (i), (ii) and (iii) of this subsection (ff) as would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)	Insurance. The Company and each Subsidiary maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(hh)	Accounting Controls. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the General Disclosure Package or the Prospectus, since January 1, 2008, (i) Grant Thornton, Hong Kong has not identified any material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(ii)	Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15e and 15d-15e under the Exchange Act) that (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) are effective to perform the functions for which they were established. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weakness.

(jj)	Contracts; Off-Balance Sheet Interests. There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required by the Securities Act or the Securities Act Rules and Regulations to be described in the Registration Statement or the General Disclosure Package or to be filed as an exhibit to the Registration Statement or document incorporated by reference therein, which is not described or filed as required. The contracts described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, are enforceable against and by the Company in accordance with the terms thereof and are in full force and effect on the date hereof.

(kk)	No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which has not been so described.

(ll)	Brokers Fees. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company, the Subsidiaries or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Notes.

(mm)	Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)	Nasdaq; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on The Nasdaq Global Market, and the Company has taken no action designed to terminate, or any action reasonably likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Market, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of Nasdaq for the maintenance of inclusion of the Common Stock on The Nasdaq Global Market. The Company has filed an application to include the Notes on The Nasdaq Global Market.
(oo)	Sarbanes-Oxley Act. The Company is, and to its knowledge all of the Company’s directors or officers in their capacities as such are, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002, as amended and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(pp)	Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, during the last five years, while acting on behalf of the Company or on behalf of the Company’s Subsidiaries after the Subsidiary was acquired by the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(qq)	Currency and Foreign Transactions. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except where a failure to comply with such requirements, statutes, rules, regulations or guidelines could not reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(rr)	No Sanctioned Employees. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss)	FINRA Affiliations. Except as described in the due diligence materials provided by the Company to the Placement Agent, neither the Company nor any Subsidiary nor any of their affiliates (within the meaning of FINRA Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(e)(e) of the By-laws of FINRA) of, any member firm of FINRA.

(tt)	Trading Market. Assuming the accuracy of the representations of the Investors in the Subscription Agreements, no approval of the shareholders of the Company under the rules and regulations of any trading market (including Rule 4350 of The Nasdaq Global Marketplace Rules) is required for the Company to issue and deliver to the Investors the Notes.